                                                               EXHIBIT 11.1

                         ENERGY BIOSYSTEMS CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1996


WEIGHTED AVERAGE SHARES OUTSTANDING:


      TOTAL                          # DAYS
      SHARES                       OUTSTANDING
------------------------------------------------
        10,584,268      x               23  =         243,438,164
        11,107,568      x               14  =         155,505,952
        11,139,268      x               27  =         300,760,236
        11,140,768      x                8  =          89,126,144
        11,142,868      x               55  =         612,857,740
        11,301,975      x               28  =         316,455,300
        11,302,025      x               16  =         180,832,400
        11,303,525      x                7  =          79,124,675
        11,309,295      x                1  =          11,309,295
        11,309,355      x                5  =          56,546,775
        11,310,855      x                7  =          79,175,985
        11,311,955      x                5  =          56,559,775
        11,316,955      x                4  =          45,267,820
        11,318,210      x               28  =         316,909,880
        11,320,010      x                4  =          45,280,040
        11,320,210      x               23  =         260,364,830
        11,325,210      x               41  =         464,333,610
        11,326,210      x                9  =         101,935,890
        11,490,770      x               52  =         597,520,040
        11,497,135      x                9  =         103,474,215
                                      ----          -------------
                                      366           4,116,778,766    /         366   =   11,248,029
                                      ====          =============                        ==========

RESTATED FOR 1:7 REVERSE SPLIT DECEMBER 18, 1998                                     =    1,606,861
                                                                                         ==========

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs                  $  (11,720,213)   =       $ (7.29)
---------------------------------                  --------------            ========
   Weighted Avg. Shares                                 1,606,861

                         ENERGY BIOSYSTEMS CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1997


WEIGHTED AVERAGE SHARES OUTSTANDING:


      TOTAL                          # DAYS
      SHARES                       OUTSTANDING
------------------------------------------------
        11,497,135      x               15  =           172,457,025
        11,502,135      x                1  =            11,502,135
        11,502,235      x                7  =            80,515,645
        11,502,395      x               18  =           207,043,110
        11,505,395      x                8  =            92,043,160
        11,506,053      x               13  =           149,578,689
        11,507,163      x                6  =            69,042,978
        11,605,377      x               52  =           603,479,604
        11,712,758      x               63  =           737,903,754
        11,763,593      x               20  =           235,271,860
        11,764,343      x               36  =           423,516,348
        11,765,343      x                8  =            94,122,744
        11,777,924      x               24  =           282,670,176
        11,778,204      x                1  =            11,778,204
        11,780,704      x               15  =           176,710,560
        11,896,470      x                1  =            11,896,470
        11,896,670      x                4  =            47,586,680
        11,899,670      x                9  =           107,097,030
        11,935,951      x                6  =            71,615,706
        12,201,434      x                4  =            48,805,736
        12,218,434      x               11  =           134,402,774
        12,251,434      x               43  =           526,811,662
                                       ---            -------------

                                       365  =         4,295,852,050

                                                      4,295,852,050   /         365  =     11,769,458
                                                                                           ==========

RESTATED FOR 1:7 REVERSE SPLIT DECEMBER 18, 1998                                     =      1,681,351
                                                                                           ==========

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs                     $ (12,849,466)     =     $ (7.64)
---------------------------------                     -------------            =======
   Weighted Avg. Shares                                   1,681,351

                         ENERGY BIOSYSTEMS CORPORATION
                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION
                          YEAR ENDED DECEMBER 31, 1998


WEIGHTED AVERAGE SHARES OUTSTANDING:


      TOTAL                      # DAYS
      SHARES                     OUTSTANDING
-----------------------------------------------
        12,251,434      x              119  =       1,457,920,646
        12,281,591      x                1  =          12,281,591
        12,970,109      x               40  =         518,804,360
        12,995,109      x               50  =         649,755,450
        13,006,833      x                6  =          78,040,998
        13,011,833      x               88  =       1,145,041,304
        15,241,169      x               48  =         731,576,112
                                       ---           ------------
                                       352          4,593,420,461

 1:7 Reverse split                                    656,202,923
         2,177,254      x                3  =           6,531,762
         2,179,142      x               10  =          21,791,420
                                       ---            -----------
                                       365            684,526,105    /         365 =     1,875,414
                                      ====           ============                        =========


LOSS PER SHARE:

      Net Loss plus dividend accrual
     plus accretion of offering costs             $ (9,761,067)    =      $ (5.20)
     --------------------------------           --------------            ========
            Weighted Avg. Shares                    1,875,414
